Exhibit 1.3

PURCHASE AGREEMENT

TotalEnergies Capital USA, LLC
1201 Louisiana Street

Suite 1800

Houston, Texas 77002

United States

TotalEnergies SE
2, Place Jean Millier
La Défense 6,
92400 Courbevoie
France

Ladies and Gentlemen:

The underwriter(s) named in Schedule I hereto (such underwriter(s) being herein called the “Reselling Purchaser(s)”) understand(s) that TotalEnergies Capital USA, LLC (the “Company”) and TotalEnergies SE (the “Guarantor”) propose to issue and sell the debt securities of the Company specified in Schedule V hereto (the “Offered Securities”). Subject to the terms and conditions set forth or incorporated by reference herein, the Company agrees to sell, and each Reselling Purchaser(s) [severally] agrees to purchase, the aggregate principal amount of the Offered Securities set forth opposite [its] [each Reselling Purchaser’s] name in Schedule I hereto at [●]% of their principal amount plus accrued interest, if any, from [●], [●] to the date of payment and delivery.

The Reselling Purchaser(s) will pay for such Offered Securities upon delivery thereof at the offices of White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020-1095 or through the facilities of The Depository Trust Company at 10:00 A.M. (New York time) on [●], [●] (the “Closing Date”), or at such other time as shall be agreed upon between us.

Unless otherwise expressly specified herein, all of the provisions contained in the document entitled TotalEnergies Capital USA, LLC Purchase Agreement Standard Provisions (2024 Edition) (the “Standard Provisions”) attached as Annex A hereto are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Standard Provisions are used herein as therein defined. Schedule II(a) hereto lists each Permitted Free Writing Prospectus agreed pursuant to Article V(a) of the Standard Provisions and Schedule II(b) hereto lists any additional documents incorporated by reference that were filed with the Commission subsequent to the Commission’s close of business on the business day immediately prior to the date of the execution of this Agreement. Schedule III hereto lists the selling restrictions applicable to the distribution and sale of the Offered Securities. Schedule IV lists all documents that the Company, the Guarantor and the Reselling Purchaser(s) agree are to be included in the Pricing Disclosure Package. The final term sheet prepared in accordance with Article V(c) of the Standard Provisions is attached hereto as Schedule V.

The obligation (f) in Article (VI) of the Standard Provisions is hereby amended and replaced with the following:

(f)	Since the date of the Purchase Agreement, no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) under the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

[MiFID II Product Governance:

Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under Commission Delegated Directive (EU) 2017/593 (the “MiFID II Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the MiFID II Product Governance Rules:

(a)	each of the Company and [Managers who are deemed to be MiFID II manufacturers] (each an “EU Manufacturer” and together the “EU Manufacturers”) acknowledges to each other EU Manufacturer that it understands the responsibilities conferred upon it under the MiFID II Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Offered Securities and the related information set out in the Base Prospectus in connection with the Offered Securities; and

(b)	[Managers who are not EU Manufacturers] note the application of the MiFID II Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Offered Securities by the EU Manufacturers and the related information set out in the Base Prospectus in connection with the Offered Securities.]

[UK MIFIR Product Governance:

Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook Article 9(8) of the MIFID Product Governance rules under Commission Delegated Directive (EU) 2017/593 (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(a)	each of [Managers who are deemed to be UK Manufacturers] (each a “UK Manufacturer” and together the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Offered Securities and the related information set out in the Base Prospectus in connection with the Offered Securities; and

(b)	each of the Issuer and [Managers who are not UK Manufacturers] note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Offered Securities by the UK Manufacturers and the related information set out in the Base Prospectus in connection with the Offered Securities.]

Recognition of the U.S. Special Resolution Regimes:

(a)	In the event that any Reselling Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Reselling Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any Reselling Purchaser that is a Covered Entity (as defined below) or a BHC Act Affiliate (as defined below) of such Reselling Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act, as amended and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended and the regulations promulgated thereunder.

Bail-In or Loss Absorption Powers:

Notwithstanding and to the exclusion of any other provision of this Agreement or any other agreements, arrangements or understandings, in the event that a Reselling Purchaser (each a “BRRD Party”, and together the “BRRD Parties”) becomes subject to the exercise of Bail-in Powers under an applicable Bail-in Legislation, each of the other BRRD Parties, the Company and the Guarantor acknowledge and accept that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a)	the effect of the exercise of such powers in relation to any BRRD Liability of such BRRD Party arising under this Agreement that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)	the conversion of all, or a portion, of the BRRD Liability into shares, other securities, or other obligations of such BRRD Party or another person (and the issue to or conferral on the other BRRD Parties of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of this Agreement;

(iii)	the cancellation of the BRRD Liability;

(iv)	the amendment or alteration of the amounts due in relation to the BRRD Liability, including any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of such Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Agreement:

“Bail-in Legislation” means in relation to the UK or a member state of the EEA which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time, or Part I of the UK Banking Act 2009 and any other law, regulation, rule or requirement applicable from time to time in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended, including by Directive 2019/879/EU of May 20, 2019.

“EEA” means the European Economic Area.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.

“UK” means the United Kingdom.

“Write-down and Conversion Powers” means the powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

For purposes of this Agreement and the Standard Provisions, the “Applicable Time” is [●]:[●] [A./P.]M. New York time on the date hereof.

[All provisions of this Agreement, including those incorporated by reference, that require that notices or documents be furnished to each “Purchaser” or “Reselling Purchaser”, or that each “Purchaser” or “Reselling Purchaser” provide its authorization or consent, shall be deemed to have been satisfied if such notices or documents are furnished to, or such consent or authorization is provided by, [Lead Manager(s)], on behalf of each “Purchaser” or “Reselling Purchaser”.][To be used in the event of a syndicated offering.]

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the parties hereto have, by duly authorized directors, officers or attorneys-in-fact, executed this Agreement as of the date first above written.

TOTALENERGIES CAPITAL USA, LLC

By:

Name:

Title:

TOTALENERGIES SE

By:

Name:

Title:

[RESELLING PURCHASER(S)]
[Reselling Purchaser(s)]

SCHEDULE I TO PURCHASE AGREEMENT

Reselling Purchaser	Principal Amount of Offered Securities
[●]	$	[●]
Total	$	[●]

SC I

SCHEDULE II TO PURCHASE AGREEMENT

(a)	Permitted Free Writing Prospectuses agreed pursuant to Article V(a) of the Standard Provisions

Issuer Free Writing Prospectuses

Final Term Sheet attached to the Purchase Agreement as Schedule V

[●]

(b)	Additional documents incorporated by reference

[●]

SC II

SCHEDULE III TO PURCHASE AGREEMENT

Selling Restrictions

European Economic Area

Each Reselling Purchaser hereby represents and agrees that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Offered Securities to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities so as to enable an investor to decide to purchase or subscribe the Offered Securities.

This EEA selling restriction is in addition to the other selling restrictions set out below.

No key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling any in-scope instruments or otherwise making them available to retail investors in the EEA has been prepared. Offering or selling the Offered Securities or otherwise making them available to any retail investor in the EEA may be unlawful.

France

The Reselling Purchaser(s) agree(s) that the Offered Securities are being issued outside of France.

Each Reselling Purchaser hereby represents, warrants and agrees that it has not offered or sold and will not offer or sell, directly or indirectly, the Offered Securities to the public in France (offre au public de titres financiers), and neither the prospectus supplement nor any offering or marketing materials relating to the Offered Securities may be made available or distributed in any way that would constitute, directly or indirectly, an offer to the public in France. The Offered Securities shall only be offered or sold in France to qualified investors (investisseurs qualifiés) within the meaning of Article 2(e) of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”), and in accordance with Articles L. 411-1 and L. 411-2 of the French Code Monétaire et Financier.

United Kingdom

Each Reselling Purchaser has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Securities to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(ii)	a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

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(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(b)	the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Securities.

Each Reselling Purchaser hereby represents, warrants and agrees that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Offered Securities in, from or otherwise involving the United Kingdom.

Canada

Each Reselling Purchaser hereby represents, warrants and agrees that:

(a)	any offer, sale or distribution of the Offered Securities in Canada has and will be made only to only to purchasers that are “accredited investors” (as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario)), that are also “permitted clients” (as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations), that are purchasing as principal, or are deemed to be purchasing as principal in accordance with applicable Canadian securities laws, and that are not a person created or used solely to purchase or hold Offered Securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106;

(b)	either (I) it is appropriately registered under applicable Canadian securities laws in each relevant province or territory to sell and deliver the Offered Securities, (II) such sale and delivery will be made through an affiliate of it that is so registered if the affiliate is registered in a category that permits such sale and has agreed to make such sale and delivery in compliance with the representations, warranties and agreements set out herein, or (III) it is relying on an exemption from the dealer registration requirements under applicable Canadian securities laws and has complied with the requirements of that exemption; and

(c)	it has not and will not distribute or deliver the prospectus supplement, or any other offering material in connection with any offering of the Offered Securities, in Canada or to a resident of Canada or to any person subject to the securities laws of any province or territory of Canada, other than in compliance with applicable Canadian securities laws.

Hong Kong

Each Reselling Purchaser (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Offered Securities other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Offered Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Offered Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

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Japan

The Offered Securities have not been and will not be registered under the Financial Instruments and Exchange Act Law of Japan (Act no. 25 of 1948, as amended, the “FIEA”), and each Reselling Purchaser has represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell the Offered Securities in Japan or to, or for the benefit of, any “resident” of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Law no. 228 of 1949, as amended), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any resident in Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Each Reselling Purchaser has acknowledged that the prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Reselling Purchaser has represented and agreed that it has not offered or sold any Offered Securities or caused the Offered Securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any Offered Securities or cause the Offered Securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Offered Securities, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Offered Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Offered Securities pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA the issuer of the Offered Securities has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Offered Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

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Switzerland

The prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Offered Securities. The Offered Securities may not be publicly offered, sold or marketed, directly or indirectly, in or into Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), except to any investor that qualifies as a professional client within the meaning of the FinSA, and no application has or will be made to admit the Offered Securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither the prospectus supplement nor any other offering or marketing material relating to the Offered Securities constitutes a prospectus or a KID (or an equivalent document) as such terms are understood pursuant to the FinSA, and neither the prospectus supplement nor any other offering or marketing material relating to the Offered Securities may be publicly distributed or otherwise made publicly available in Switzerland, except to any investor that qualifies as a professional client within the meaning of the FinSA.

Neither the prospectus supplement nor any other marketing or offering material relating to the Offered Securities has been or will be filed with, or reviewed or approved by, a Swiss review body, and does not comply with the disclosure requirements applicable to a prospectus within the meaning of the FinSA.

Taiwan

The Offered Securities have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration or filing with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Offered Securities in Taiwan.

Dubai International Financial Centre

Each Reselling Purchaser has represented and agreed that it has not offered and will not offer the Offered Securities to be issued to any person in the Dubai International Financial Centre unless such offer is:

(a)	an “Exempt Offer” in accordance with the Markets Rules (MKT) Module of the Dubai Financial Services Authority (the “DFSA”) rulebook; and

(b)	made only to persons who meet the Professional Client criteria set out in Rule 2.3.3 of the Conduct of Business (COB) Module of the DFSA rulebook and who are not a natural person.

Abu Dhabi Global Market

Each Reselling Purchaser has represented and agreed that it has not offered and will not offer the Offered Securities to be issued to any person in the Abu Dhabi Global Market unless such offer is:

(a)	an “Exempt Offer” in accordance with the Markets Rules of the Financial Services Regulatory Authority (the “FSRA”);

(b)	made only to persons who are Authorised Persons or Recognised Bodies (as such terms are defined in the FSRA Financial Services and Markets Regulation 2015 (“FSMR”)) or persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated; and

(c)	made only to persons who meet the Professional Client criteria set out in Rule 2.4.1 of the FSRA Conduct of Business Rules.

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South Korea

The Offered Securities have not been and will not be registered for public offering under the Financial Investments Services and Capital Markets Act of Korea (the “FSCMA”). Accordingly, each Reselling Purchaser represents and agrees that (i) the number of residents in Korea (as defined in the Foreign Exchange Transactions Law of Korea (“FETL”) and its Enforcement Decree) and persons in Korea to whom the Offered Securities have been and will be offered shall be fewer than 50 (as calculated in accordance with the Enforcement Decree of the FSCMA), and (ii) the number of Offered Securities (where, for this purpose, the minimum specified denomination of the Offered Securities, as specified in the Prospectus Supplement, shall constitute one Offered Security) offered in Korea or to a resident in Korea shall be fewer than 50. Furthermore, the Offered Securities shall not be divided or redenominated within one year from the issuance. Except for the Offered Securities offered in Korea or to a resident in Korea in accordance with the aforementioned restriction, none of the Offered Securities may be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea within one year from the issuance of the Offered Securities, except pursuant to the applicable laws and regulations of Korea. Furthermore, the purchaser of the Offered Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the Offered Securities.

[Add other selling restrictions, if appropriate.]

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SCHEDULE IV TO PURCHASE AGREEMENT

Pricing Disclosure Package

Pricing Prospectus

Final Term Sheet attached to the Purchase Agreement as Schedule V

[●]

SC IV

SCHEDULE V TO PURCHASE AGREEMENT

Final Term Sheet

TotalEnergies Capital USA, LLC
(jurisdiction: United States)
(A wholly-owned subsidiary of TotalEnergies SE)
$[●] [●]% Guaranteed Notes Due [●]

Guaranteed on an unsecured, unsubordinated basis by TotalEnergies SE

Issuer	TotalEnergies Capital USA, LLC
Jurisdiction	United States
Guarantee	Payment of the principal of, premium, if any, and interest on the notes is guaranteed by TotalEnergies SE
Format	SEC-registered global notes
Title	$[●] [●]% Notes Due [●] (the “Notes”)
Total Initial Principal Amount Being Issued	$[●]
Issue Price	[●]%
Pricing Date	[●]
Expected Settlement Date	[●] (T+[●])
Maturity Date	[●], unless earlier redeemed
Day Count	[30/360]
Day Count Convention	Following, unadjusted
Business Days	New York
Optional Redemption Terms	Prior to [●] ([●] months prior to their maturity), make-whole call at any time at a discount rate of the Treasury Rate plus [●] basis points; par call at any time on or after [●].
Tax call at par
Interest Rate	[●]% per annum
Benchmark Treasury	[●]% due [●]
Benchmark Treasury Price	[●]-[●]
Benchmark Treasury Yield	[●]%
Spread To Benchmark Treasury	[●] bps
Yield To Maturity	[●]%
Date Interest Starts Accruing	[●]
Interest Payment Dates	Each [●] and [●]
First Interest Payment Date	[●]
Regular Record Dates For Interest	Each [●] and [●]
Trustee	The Bank of New York Mellon
Listing	None
Denominations	$[●] and increments of $[●]
Expected Ratings Of The Notes	Moody’s: [●]
Standard & Poor’s: [●]

Ratings are not a recommendation to purchase, hold or sell notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor.

The ratings are based upon current information furnished to the rating agencies by

TotalEnergies Capital USA, LLC and TotalEnergies SE and information obtained by the rating agencies from other sources. The ratings are only accurate as of the date thereof and may be changed, superseded or withdrawn as a result of changes in, or unavailability of, such information, and therefore a prospective purchaser should check the current ratings before purchasing the notes. Each rating should be evaluated independently of any other rating.

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CUSIP / ISIN	[●]/[●]
Selling Restrictions	[European Economic Area, France, United Kingdom, Canada, Hong Kong, Japan, Singapore, Switzerland, Taiwan, Dubai International Financial Centre, Abu Dhabi Global Market [,][and] South Korea [and Other]]
Managers	[●]

[Other terms]

The issuer has filed a registration statement including a prospectus and a prospectus supplement with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by calling [●] toll-free at +[●].

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ANNEX A TO THE PURCHASE AGREEMENT

TotalEnergies Capital USA, LLC
PURCHASE AGREEMENT STANDARD PROVISIONS
(2024 Edition)

From time to time, TotalEnergies Capital USA, LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”), may enter into one or more purchase agreements (each a “Purchase Agreement”) that provide for the sale of designated securities to the purchaser or purchasers named therein (each a “Purchaser”). The standard provisions set forth herein may be incorporated by reference in any such Purchase Agreement. The Purchase Agreement relating to any particular sale of Offered Securities, including the provisions incorporated therein by reference, is herein referred to as this “Agreement”. Unless otherwise defined herein, terms defined in such Purchase Agreement are used herein as defined in the Purchase Agreement.

I.

The Company proposes to issue debt securities (the “Securities”) from time to time pursuant to the provisions of an Indenture to be entered into among the Company, TotalEnergies SE (the “Guarantor”) and The Bank of New York Mellon, as trustee (the “Trustee”), on or before the Closing Date (as defined below). Pursuant to the Indenture, the Guarantor will guarantee payment of the principal of (and premium, if any) and interest on the Securities (the obligations of the Guarantor in respect of any Offered Securities is referred to as the “Guarantee”). The Securities may have varying designations, maturities, rates and times of payment of interest, selling prices and redemption and other terms.

II.

If a Purchaser advises the Company and the Guarantor in the Purchase Agreement that it intends to resell the Offered Securities, the Company and the Guarantor will provide assistance as hereinafter provided. The terms of any such resale will be set forth in the Prospectus. The provisions of Articles V, VII, VIII, X and XI of this Agreement will apply only to a Purchaser advising the Company and the Guarantor in accordance with the first sentence of this Article II (a “Reselling Purchaser”).

III.

Payment for the Offered Securities shall be made by wire transfer or by certified or official bank check or checks payable to the order of the Company in immediately available Federal funds or in New York Clearing House funds as agreed to by the parties and at the time and place set forth in the Purchase Agreement, upon delivery to the Reselling Purchaser of the Offered Securities registered in such names and in such denominations as the Reselling Purchaser shall request in writing not less than one full business day prior to the date of delivery. The time and date of such payment and delivery with respect to the Offered Securities are herein referred to as the “Closing Date”.

IV.

The Company and the Guarantor jointly and severally represent and warrant to, and agree with each Purchaser, as of the date of the Purchase Agreement, that:

(a)	An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form F-3 (File No. 333-[●]) relating to the Securities to be issued from time to time by the Company has been filed with the U.S. Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date of the applicable Pricing Prospectus; such registration statement and any post-effective amendment thereto became effective on filing; no stop order suspending the effectiveness of such registration statement, any post-effective amendment thereto or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company and the Guarantor, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by either the Company or the Guarantor. For purposes of this Agreement:

(i)	the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of the applicable Purchase Agreement relating to the Offered Securities, is hereinafter referred to as the “Base Prospectus”;

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(ii)	any preliminary form of prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter referred to as a “Preliminary Prospectus”;

(iii)	the various parts of such registration statement, including all exhibits thereto (but excluding Form T-1) and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively referred to as the “Registration Statement”;

(iv)	the Base Prospectus, as amended and supplemented (by any Preliminary Prospectus or otherwise) immediately prior to the Applicable Time (as defined in the applicable Purchase Agreement with respect to the Offered Securities), is hereinafter referred to as the “Pricing Prospectus”;

(v)	the form of the final prospectus relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Article VII(a) hereof, is hereinafter referred to as the “Prospectus”;

(vi)	any reference in this Agreement to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Securities Act, as of the date of such prospectus;

(vii)	any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be;

(viii)	any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report or Form 6-K of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and

(ix)	the “Applicable Time” is the time specified as such in the applicable Purchase Agreement.

(b)	No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities (an “Issuer Free Writing Prospectus”) has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by any Reselling Purchaser expressly for use therein.

(c)	The Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Article V(c) hereof and any Issuer Free Writing Prospectus listed in Schedule IV to the applicable Purchase Agreement (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus agreed pursuant to Article V(a) hereof and listed on Schedule II(a) to the applicable Purchase Agreement does not conflict with the information contained or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by, and taken together with, the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and neither the Company nor the Guarantor has used any Issuer Free Writing Prospectuses other than those listed on Schedule II(a) and Schedule IV to the applicable Purchase Agreement; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by any Reselling Purchaser expressly for use therein.

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(d)	The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by any Reselling Purchaser expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of the Purchase Agreement and prior to the execution of the Purchase Agreement, except as set forth on Schedule II(b) to the Purchase Agreement.

(e)	The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by any Reselling Purchaser expressly for use therein.

(f)	The Company is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware. The Guarantor is validly existing as a societas europaea and is in good standing under the laws of France. Each of the Company and the Guarantor has all the requisite power and authority to execute, deliver and perform its obligations under the Offered Securities, the Purchase Agreement, the Indenture, and in the case of the Guarantor, the Guarantee.

(g)	The Guarantor has taken all necessary corporate action required by its statuts and by the laws of France to authorize the execution of the Purchase Agreement, the Indenture and the Guarantee. The Company has taken all necessary action required by its certificate of formation, limited liability company agreement and by the Limited Liability Company Act of the State of Delaware to authorize the execution of the Purchase Agreement and the Indenture and the issuance and sale of the Offered Securities.

(h)	The Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

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(i)	The Indenture, when executed and delivered, will be duly authorized, executed and delivered by each of the Company and the Guarantor and will constitute a valid and legally binding obligation of the Company and the Guarantor, and the Indenture has been duly qualified under the Trust Indenture Act.

(j)	The Offered Securities to be issued by the Company and the Guarantee to be issued by the Guarantor have been duly authorized, and when issued, delivered and authenticated, as provided in the Indenture, will be duly and validly issued and will constitute legal, valid and binding obligations enforceable against the Company and the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and entitled to the benefits of the Indenture.

(k)	The Offered Securities to be issued by the Company will rank at least pari passu with all of the Company’s other unsecured and unsubordinated indebtedness. The obligations of the Guarantor in respect of the Guarantee will rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Guarantor.

(l)	No consent, approval, authorization or order of, or filing with, any regulatory authority in the United States of America or France is legally required for the execution of the Indenture, the issuance and sale of the Offered Securities to the Reselling Purchasers pursuant to the Purchase Agreement or the execution of the Guarantee by the Guarantor, other than the filings with, and the orders of, the Commission in connection with the registration of the Offered Securities and the Guarantee under the Securities Act and the qualification of the Indenture under the Trust Indenture Act, except that the offer and sale of the Offered Securities in certain jurisdictions may be subject to the provisions of the securities or Blue Sky laws of such jurisdictions.

(m)	Neither the execution of the Purchase Agreement and the Indenture, nor the issuance of the Offered Securities or the Guarantee, nor the fulfillment of or compliance with the terms and provisions hereof or thereof by the Company and the Guarantor, will (i) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of its properties or assets, or (ii) violate or result in a breach or a default under any of the terms of its certificate of formation, limited liability company agreement, as applicable, and similar documents, any contract or instrument to which it is a party or by which it or its property is bound, or, subject to the receipt by the Company of an order from applicable United States securities regulators in respect of the qualification of the Trustee under the Indenture under the Limited Liability Company Act of the State of Delaware, any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality, to which it is subject or by which it or its property is bound, which breach or default would have a material adverse effect on its condition (financial or otherwise) or operations or its ability to perform its obligations under the Purchase Agreement, the Offered Securities, the Indenture or the Guarantee, or the validity of the Offered Securities.

(n)	Except as disclosed in the Pricing Prospectus and the Prospectus, there is no litigation or governmental proceeding pending, or to its actual knowledge threatened, against or affecting the Guarantor or any of its subsidiaries that would result in a material adverse change in its condition (financial or otherwise) or operations or its ability to perform its obligations under the Purchase Agreement, the Offered Securities issued by the Company, the Indenture or, in the case of the Guarantor, the Guarantee.

(o)	Neither the Company nor the Guarantor is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p)	The statements set forth in the Pricing Prospectus and the Prospectus under the heading “Tax Considerations”, subject to the exceptions, caveats, and limitations set forth therein, to the extent that they purport to summarize certain provisions of the United States federal income tax law and regulations, or certain provisions of the French tax law and regulations, constitute a fair summary of such provisions in all material respects.

(q)	Except as described in the Pricing Prospectus and the Prospectus, there are no stamp, registration, issuance, transfer or other similar taxes or duties imposed or payable in France or the United States or any political subdivision or taxing authority thereof or therein by or on behalf of the Reselling Purchasers in connection with (A) the creation, issuance, sale and delivery of the Offered Securities to or for the account of the Reselling Purchasers in the manner contemplated in the Purchase Agreement, (B) the sale and delivery by the Reselling Purchasers of the Offered Securities to the purchasers thereof in connection with the distribution of the Offered Securities in the manner contemplated in the Purchase Agreement or (C) the execution and delivery of the Purchase Agreement and the consummation of the transactions contemplated hereby and thereby (provided such sale and delivery is not recorded in a deed registered in France).

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(r)	Payments made by the Company in respect of the Offered Securities and by the Guarantor in respect of the Guarantee may be made to holders of Securities that are not Shareholders of the Company without withholding or deduction for or on account of any taxes, duties, assessments or charges of whatever nature imposed or levied by or on behalf of the French Republic or any political subdivision or authority thereof or therein provided that payments made by the Guarantor under the Guarantee are not paid to a person incorporated, domiciled, established, acting through a branch or to an account opened in a non-cooperative State or territory within the meaning of article 238-0 A of the French tax code (Code général des impôts) and that such payments are made to a person or entity eligible to the provisions of a double tax treaty entered into by their tax residence State with France.

(s)	(i) At the time of the filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time either of the Company or the Guarantor or any person acting on its behalf (within the meaning of, for this clause only, Rule 163(c) under the Securities Act) made any offer relating to the Offered Securities in reliance on the exemption provided by Rule 163, each of the Company and the Guarantor was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, including not having been an “ineligible issuer” as defined in Rule 405.

(t)	(i) At the earliest time after the filing of the Registration Statement that the Company, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Securities and (ii) at the date of the Purchase Agreement, neither the Company nor the Guarantor was, nor is, an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(u)	Except as otherwise disclosed in the Pricing Prospectus and the Prospectus [or as otherwise disclosed to the Reselling Purchasers], neither the Company nor the Guarantor nor, to the best of the knowledge of the Company or the Guarantor, any of their respective subsidiaries or their respective directors, officers acting on behalf of the Company or the Guarantor, has engaged in any activity or conduct which would violate in any material respect the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption law or regulation, and the Company and the Guarantor have instituted and maintain policies and procedures reasonably designed to prevent violation of such laws, regulations and rules.

(v)	Except as otherwise disclosed in the Pricing Prospectus and the Prospectus [or to the Reselling Purchasers], none of the Company, the Guarantor, or any of their respective subsidiaries or, to the best of the knowledge of the Company or the Guarantor, any of their respective directors or officers is subject to Sanctions, and neither the Company nor the Guarantor will use the proceeds from any offering of Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, or other person or entity, for the purpose of financing the activities of any person in a manner that would result in a violation of any Sanctions by any party to the Purchase Agreement or any subsidiary of the Company or the Guarantor, and the Company and the Guarantor have instituted and maintain policies and procedures reasonably designed to prevent violation of such Sanctions. “Sanctions” under this provision means any economic sanctions (i) which are administered or enforced by (a) the United States, including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or by any other U.S. state department or agency, (b) the United Nations, (c) the European Union or any Member State thereof, or (d) the United Kingdom or His Majesty’s Treasury, and (ii) which are applicable at the relevant time the representations and warranties under this Article IV(v) are made. It is acknowledged and agreed that none of the representations, warranties and undertakings contained in this Article (IV)(v) are sought or given to the extent that to do so would be impermissible pursuant to Council Regulation (EC) No. 2271/96 (as amended from time to time) (or any law or regulation implementing such Council Regulation in any member state of the European Union) or any similar blocking or anti-boycott law of the United Kingdom, including as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal Act) 2018. It is acknowledged and agreed that the representations, warranties and undertakings contained in this Article (IV)(v) are only sought by and given to any Reselling Purchaser incorporated in or organised under the laws of the Federal Republic of Germany to the extent that to do so would not result in a violation of or a conflict with (i) the Regulation (EC) No. 2271/96 (as amended from time to time) and (ii) the German Foreign Trade Regulation (Außenwirtschaftsverordnung – AWV).

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(w)	Except as otherwise disclosed in the Pricing Prospectus and the Prospectus [or to the Reselling Purchasers], the operations of the Company, the Guarantor and their respective subsidiaries are and have been conducted in compliance with money laundering statutes of the applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental entity to the extent applicable to the Company and the Guarantor (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental entity, authority or body or any arbitrator or non-governmental authority involving the Company, the Guarantor or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company and the Guarantor’s knowledge and belief, threatened that would result in a material adverse effect in the condition (financial or otherwise) or operations of the Guarantor and its consolidated subsidiaries, taken as a whole.

V.

(a)	Each of the Company and the Guarantor represents and agrees that, unless it obtains the prior consent of the Reselling Purchasers, and each Reselling Purchaser represents and agrees that, unless it obtains the prior consent of the Company and the Guarantor, in each case except for the final term sheet prepared and filed pursuant to Article V(c) hereof, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act. Any such free writing prospectus consented to by the Company, the Guarantor and the Reselling Purchasers is hereinafter referred to as a “Permitted Free Writing Prospectus” and, if prior to the date of the Purchase Agreement, is listed on Schedule II (a) to the Purchase Agreement.

(b)	Each of the Company and the Guarantor represents that it has complied and will comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission (or retention where required) and legending.

(c)	The Company and the Guarantor will prepare a final term sheet relating to the Offered Securities (attached to the Purchase Agreement as Schedule V), containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Reselling Purchasers, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date such final terms have been established for the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. Each of the Company and the Guarantor consents to the use by any Reselling Purchaser of a free writing prospectus that contains substantially only (i) information describing the preliminary terms of the Offered Securities or their offering or (ii) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company and the Guarantor contemplated in the first sentence of this subsection (including, for purposes of subsections (i) and (ii), any such information that is transmitted via Bloomberg screen notice).

(d)	If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement, the Pricing Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, (i) the Company or the Guarantor has promptly notified or will promptly notify the Reselling Purchasers and (ii) the Company or the Guarantor has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this provision shall not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company or the Guarantor in writing by any Reselling Purchaser expressly for use therein.

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VI.

The obligations of each Purchaser hereunder are subject to the following conditions:

(a)	No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; there shall have been no material adverse change in the condition of the Guarantor and its subsidiaries taken as a whole, except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus; and the Reselling Purchaser shall have received, on the Closing Date, certificates dated the Closing Date and signed by officers of the Company and the Guarantor or other duly authorized persons, to the foregoing effect and to the effect that the representations and warranties of the Company and the Guarantor are true and correct as of the Closing Date. The officers or other persons making such certificates may each rely upon the best of their knowledge as to proceedings pending or threatened. The final term sheet contemplated by Article V(c) hereof, and any other material required to be filed by the Company and/or the Guarantor pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

(b)	The Reselling Purchaser shall have received on the Closing Date an opinion or opinions of the Legal Director, Project & Corporate Finance of the Guarantor or other counsel reasonably satisfactory to the Reselling Purchaser, as to certain matters of French, New York and United States federal law, dated the Closing Date, in form and substance reasonably satisfactory to the Reselling Purchaser.

(c)	The Reselling Purchaser shall have received on the Closing Date an opinion in respect of the Company of the Legal Director, Project & Corporate Finance of the Guarantor or other counsel reasonably satisfactory to the Reselling Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to the Reselling Purchaser.

(d)	The Reselling Purchaser shall have received on the Closing Date an opinion of counsel and disclosure letter from counsel for the Reselling Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to the Reselling Purchaser.

(e)	The Reselling Purchaser shall have received on each of the date of pricing of Offered Securities and the Closing Date a letter from the independent auditors for the Guarantor, dated the date of pricing of Offered Securities and the Closing Date, respectively, to the effect set forth in Exhibit A hereto.

(f)	Since the date of the Purchase Agreement, no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(g)	On or prior to the Closing Date, the Company shall have furnished to the Reselling Purchaser such further available information and certificates as the Reselling Purchaser may reasonably request.

VII.

In further consideration of the agreements contained herein of any Reselling Purchaser, the Company and the Guarantor covenant to such Reselling Purchaser as follows:

(a)	To prepare and file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of the Purchase Agreement or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement, the Base Prospectus, the Pricing Prospectus or the Prospectus after the date of the applicable Purchase Agreement and prior to the Closing Date which shall have been reasonably disapproved by the Reselling Purchasers promptly after reasonable notice thereof (which notice the Company and the Guarantor undertake to provide); to advise the Reselling Purchasers, promptly after they receive notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish to any Reselling Purchaser with copies thereof; to file promptly all reports required to be filed by the Company or the Guarantor with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offered Securities, and during such same period to advise the Reselling Purchasers, promptly after the Company or the Guarantor receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus or free writing prospectus relating to the Offered Securities, of the suspension of the qualification of such Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information, and in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus or free writing prospectus relating to the Offered Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

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(b)	To furnish the Reselling Purchasers with copies of the Prospectus, as amended or supplemented, in such quantities as the Reselling Purchasers may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time in connection with the offering or sale of the Offered Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act and the Trust Indenture Act, to notify the Reselling Purchasers and upon their request to file such document and to prepare and furnish to each Reselling Purchaser and to any dealer in securities as many copies as the Reselling Purchasers may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(c)	To qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States of America as the Reselling Purchaser shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions in the United States of America as the Reselling Purchaser may designate.

(d)	During the period beginning on the date of this Agreement and terminating after the number of days, if any, indicated under “Restriction on Additional Sales” in the Purchase Agreement, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Securities, without the prior written consent of the Reselling Purchaser.

(e)	If there occurs an event or development as a result of which the Pricing Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, to notify promptly the Reselling Purchaser so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented.

VIII.

The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Reselling Purchaser and each person, if any, who controls such Reselling Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus (if used within the period set forth in paragraph (c) of Article VII hereof and as amended or supplemented if the Company or the Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company or the Guarantor by any Reselling Purchaser expressly for use therein.

Annex A-8

Each Reselling Purchaser severally agrees to indemnify and hold harmless the Company and the Guarantor, their directors, their officers who sign the Registration Statement and any person controlling the Company or the Guarantor to the same extent as the foregoing indemnity from the Company and the Guarantor to each Reselling Purchaser, but only with reference to information relating to such Reselling Purchaser furnished in writing by such Reselling Purchaser expressly for use in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such other person (the “indemnified party”) shall promptly notify the person or persons against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Reselling Purchaser in the case of parties indemnified pursuant to the second preceding paragraph and by the Company or the Guarantor in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

If the indemnification provided for in this Article VIII is unavailable to an indemnified party other than as a result of the proviso to the first paragraph of Article VIII or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Reselling Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Reselling Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Reselling Purchaser on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total commissions, if any, received by the Reselling Purchaser in respect thereof. If there are no commissions allowed or paid by the Company or the Guarantor to the Reselling Purchaser in respect of the Offered Securities, the relative benefits received by the Reselling Purchaser in the preceding sentence shall be the difference between the price received by such Reselling Purchaser upon resale of the Offered Securities and the price paid for such Offered Securities pursuant to the Purchase Agreement. The relative fault of the Company and the Guarantor on the one hand and of the Reselling Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Reselling Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Annex A-9

The Company, the Guarantor and the Reselling Purchaser agree that it would not be just and equitable if contribution pursuant to this Article VIII were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VIII, no Reselling Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities resold to the public by such Reselling Purchaser were offered to the public exceeds the amount of any damages which such Reselling Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Article VIII and the representations and warranties of the Company and the Guarantor in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Reselling Purchaser or on behalf of any Reselling Purchaser or any person controlling any Reselling Purchaser and (iii) acceptance of and payment for any of the Offered Securities.

Each of the Company and the Guarantor agrees that any legal suit, action or proceeding brought by any Reselling Purchaser to enforce the indemnity and contribution agreements contained in this Article VIII (or otherwise to enforce this Agreement in respect of a matter resulting from a third-party claim), may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America, waives, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. Each of the Company and the Guarantor has designated and appointed Corporation Service Company (or any successor corporation) as the authorized agent of each of the Company and the Guarantor to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon said agent at its office at 19 West 44th Street, Suite 200 New York, NY 10036 (or such other address in the Borough of Manhattan, The City of New York, as the Company or the Guarantor, as applicable, may designate by written notice to you), shall be deemed in every respect effective service of process upon the Company or the Guarantor, as applicable, in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company or the Guarantor, as applicable, whether or not the Company or the Guarantor, as applicable, shall then be doing, or at any time shall have done, business within the State of New York, and any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such State, and waives all claim of error by reason of any such service. Said designation and appointment shall be irrevocable until the principal of and interest on the Offered Securities and all other sums owing by the Company or the Guarantor to holders of the Offered Securities in accordance with the provisions of the Offered Securities and the Indenture have been paid in full by the Company or the Guarantor in accordance with the provisions thereof. Each of the Company and the Guarantor agrees to take all action as may be necessary to continue the designation and appointment of Corporation Service Company or any successor corporation in full force and effect so that the Guarantor shall at all times have an agent for service of process for the above purposes in the Borough of Manhattan, The City of New York, New York, United States of America.

IX.

Any payments to any Purchaser hereunder (each Purchaser is hereinafter referred to in this Article IX as a “Payee”) shall be in United States dollars and shall be payable free and clear of, and without deduction or withholding for, or on account of, any and all present or future taxes, duties, assessments, levies and other governmental charges of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of France or any other jurisdiction from which such payments are made, or any territory or political subdivision thereof, unless such deduction or withholding is required by law (“Foreign Taxes”). If by operation of law or otherwise, Foreign Taxes are required to be deducted or withheld from any amounts payable to a Payee, the Company or the Guarantor, as the case may be, agrees to pay such additional amounts to each Payee (the “Additional Amounts”) as may be necessary to ensure that the net amount actually received by the Payee, after deduction of any Foreign Taxes imposed with respect to the payment of such Additional Amounts, shall equal the amount the Payee would have received if Foreign Taxes had not been deducted or withheld from such payment and to the extent that such payments (i) are made to non-French tax resident persons that (x) are resident of a jurisdiction that has entered into a tax treaty with France containing a “Business Profits” clause similar to the “Business Profits” clause contained in the OECD Model Tax Convention on Income and on Capital and are fully entitled to the benefits of such treaty and (y) are neither incorporated, domiciled or, acting through a branch in a non-cooperative State or territory within the meaning of article 238-0 A of the French tax code (Code général des impôts) as amended from time to time (a “Non-Cooperative State”) and (ii) are not made and will not be made to an account held with a financial institution established in a Non-Cooperative State; provided, however, that no Additional Amounts shall be so payable for or on account of: (i) any Foreign Taxes which would not have been imposed but for the fact that any Payee had a present or former personal or business connection with France or any other jurisdiction from which payments are made, or any territory or political subdivision thereof other than the mere ownership of, or receipt of payment under, the Offered Securities; (ii) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge; (iii) any Foreign Taxes which are payable otherwise than by withholding or deduction or (iv) any Foreign Taxes due to the lack of cooperation of the relevant Payee in completing any procedural formalities necessary for the Company or the Guarantor to obtain authorisation to make that payment without a Foreign Taxes or with Foreign Taxes computed at a reduced rate. Any payments to any Payee shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to a Payee, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

The Company and the Guarantor, jointly and severally, agree to indemnify each Purchaser against any loss incurred by any such Purchaser as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Purchaser upon receipt of the Judgment Currency could have purchased United States dollars with the amount of Judgment Currency actually received by such Purchaser. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Guarantor, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

Annex A-10

X.

This Agreement shall be subject to termination in the absolute discretion of any Reselling Purchaser, by notice given to the Company and the Guarantor, if prior to the Closing Date (i) trading in securities generally or trading in the Guarantor’s securities on either Euronext Paris or the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or France shall have been declared by either Federal, New York State or French authorities or a material disruption in commercial banking or securities settlement or clearance services within the United States or the European Union shall have occurred or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States or the European Union is such as to make it, in the judgment of such Reselling Purchaser, impracticable to resell the Offered Securities.

XI.

Without prejudice to the provisions of Article VII(d) and Article XIII hereof, the Reselling Purchasers jointly agree to pay all expenses incident to the issuance of the Offered Securities (other than fees of counsel to and the independent auditors of the Company and Guarantor related to such issuance), including but not limited to:

(a)	the fees and disbursements of the counsel to the Reselling Purchasers in connection with the issuance of the Offered Securities;

(b)	the fees and expenses incurred in connection with the approval by The Depository Trust Company and other clearing and settlement organizations for the clearance through their respective systems; and

(c)	all documented out-of-pocket expenses incurred by the Reselling Purchasers.

XII.

Notwithstanding the provisions of Article XI hereof, the Company and the Guarantor jointly agree to pay the following expenses incident to the issuance of the Offered Securities:

(a)	the Commission filing fees;

(b)	the fees and disbursements of counsel to and the independent auditors of the Company and the Guarantor in connection with the issuance of the Offered Securities;

(c)	the printing and delivery to the Reselling Purchasers of copies of the Prospectus and any amendment or supplement thereto, and the preparing, printing and distributing of any Issuer Free Writing Prospectus to investors or prospective investors; and

(d)	the costs of the Trustee in connection with the issuance of the Offered Securities including the reasonable fees and disbursements of counsel for the Trustee.

XIII.

If this Agreement shall be terminated by the Reselling Purchaser(s) because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company or the Guarantor will reimburse the Reselling Purchaser(s) for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by such Purchaser(s) in connection with the Offered Securities.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

The Company and the Guarantor each acknowledge and agree that (a) the purchase and sale of the Offered Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Reselling Purchasers, on the other, (b) in connection therewith and with the process leading to such transaction each Reselling Purchaser is acting solely as a principal and not the agent or fiduciary of the Company or the Guarantor and (c) no Reselling Purchaser has assumed a fiduciary responsibility in favor of the Company or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Reselling Purchaser has advised or is currently advising the Company or the Guarantor on other matters) or any other obligation to the Company or the Guarantor except the obligations expressly set forth in this Agreement. The Company and the Guarantor each agree that it will not claim that the Reselling Purchasers, or any of them, owes a fiduciary or similar duty to the Company or the Guarantor in connection with such transaction or the process leading thereto.

Annex A-11

EXHIBIT A

LETTER OF INDEPENDENT AUDITORS

The letter of the independent auditors for the Company, to be delivered pursuant to Article VI, paragraph (e) of the document entitled Purchase Agreement Standard Provisions (2024 Edition) (the “Standard Provisions”) shall be to the effect that:

(i)	Such auditors are independent registered public accounting firms with respect to the Company within the meaning of the Securities Act of 1933, as amended, and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

(ii)	In the opinion of such auditors, the consolidated financial statements included in the Annual Report on Form 20-F of the Company most recently filed with the SEC comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the published rules and regulations thereunder.

(iii)	If applicable, nothing came to the attention of such auditors, as a result of performing the procedures specified by the PCAOB for a review of interim financial information as described in PCAOB AS 4105 Review of Interim Financial Information, and other specified procedures not constituting an audit, that caused them to believe that the unaudited interim condensed consolidated financial statements of the Company, if any, incorporated by reference into the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933, as amended, and the applicable published rules and regulations thereunder, or that any material modifications should be made to such unaudited interim condensed consolidated financial statements, for them to be in conformity with International Accounting Standard 34 as issued by the International Accounting Standards Board, the standard of IFRS applicable to interim financial reporting.

(iv)	Nothing came to the attention of such auditors, as a result of making certain inquiries of Company officials, and conducting certain other procedures referred to in the letter, that caused them to believe that there was any increase or decrease in certain financial statement items of the Company, except in all instances for increases or decreases that the Registration Statement discloses have occurred or may occur, as compared to the amounts shown on the consolidated financial statements mentioned in (ii) or (iii) above (as applicable), provided the letter is issued less than 135 days from the date of such financial statements.

If 135 days or more have elapsed from the date of the most recent audited consolidated financial statements or the most recent unaudited condensed consolidated financial statements with respect to which the auditors have performed the procedures specified by the PCAOB for a review of interim financial information, the letter of the independent auditors shall refer to statements made by the Company’s management as to item (iv) above.

(v)	Such auditors have performed other procedures that are customary for auditors’ comfort letters in registered debt offerings as required by the Reselling Purchaser(s).

Exhibit A-1